UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 3, 2008

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Increase a Direct Financing Obligation.

On January 31, 2006, Aurora Antrim North, L.L.C., a wholly owned subsidiary of Aurora Energy, Ltd. (currently Aurora Oil & Gas Corporation, successor-by-merger to Aurora Energy, Ltd.), entered into a senior secured credit facility (the “Senior Secured Credit Facility”) with BNP Paribas (“BNP”).

On August 20, 2007, Aurora Oil and Gas Corporation (the “Company”) and certain subsidiaries, as guarantors, entered into a second lien term loan agreement (the “Term Loan”) with BNP, as the arranger and administrative agent, and several other lenders forming a syndication. In connection with the Term Loan, the Company also agreed to the amendment and restatement of its Senior Secured Credit Facility with BNP and other lenders forming a syndication. During August 2008 the Company was notified that Laminar Direct Capital, LLC (“Laminar”) succeeded BNP as the arranger and administrative agent for the Term Loan.

On June 6, 2008, BNP notified the Company that the syndicate had redetermined the Company’s borrowing base under the Senior Secured Credit Facility to be $50 million. As a result, there was a potential deficiency of as much as $20 million. According to the Senior Secured Credit Facility, the Company would be required to repay any deficiency in three equal monthly installments within 90 days following notification, subject to, among other things, the Company’s right to request an interim redetermination of the borrowing base.

On June 12, 2008 (but as of June 2, 2008), the Company and certain subsidiaries, as guarantors, entered into a forbearance agreement and amendment no. 1 to the Senior Secured Credit Facility (the “Forbearance and Amendment Agreement”) and a forbearance agreement and amendment no. 1 to the Term Loan (the “Term Loan Forbearance and Amendment Agreement”) with BNP and the syndication. In accordance with the Forbearance and Amendment Agreement and the Term Loan Forbearance and Amendment Agreement, BNP agreed to forbear and refrain from (i) accelerating any loans outstanding (including any borrowing base deficiency), (ii) exercising all rights and remedies, and (iii) taking any enforcement action under the Senior Secured Credit Facility and the Term Loan or otherwise as a result of certain potential covenant defaults during the period from June 2, 2008, until August 15, 2008 (the “Standstill Period”), provided the Company complies with certain forbearance covenants. Since the expiration of the Standstill Period the Company continues to engage in discussions with the Senior Secured Credit Facility syndicate and the Term Loan syndicate to restructure the Company’s debt.

On September 30, 2008, the Company received a notice of early termination from BNP with respect to the Company’s natural gas and interest rate swap derivatives (the “Early Termination Notice”) in accordance with the 1992 International Swap Dealers Association, Inc. (“ISDA”) master agreement dated August 20, 2007 between the Company and BNP. The Early Termination Notice references Sections 6(a) and 6(b) of the ISDA master agreement which gives BNP the right to terminate following an event of default. The settlement amount in connection with the Early Termination Notice amounted to approximately $1.6 million for the interest rate swap derivative and $0.6 million for the natural gas derivatives. The total settlement amount due in the approximate amount of $2.2 million was payable on or before October 2, 2008. As a result of the natural gas derivative contracts termination, the Company is presently exposed to the fluctuation of natural gas prices.

On October 3, 2008 the Company received a notice of default from BNP with respect to the Senior Secured Credit Facility (the “Notice of Default”). The Notice of Default states that an event of default occurred under (1) Section 10.01(a) of the Senior Secured Credit Facility due to the Company’s failure to pay the first of three principal borrowing base deficiency payments in the approximate amount of $6.6 million, (2) Section 10.01(g) of the Senior Secured Credit Facility due to the swap termination amount in connection with the Early Termination Notice exceeding $500,000, (3) Section 10.01(f) of the Senior Secured Credit Facility due to the Company’s failure to pay the settlement amount of approximately $2.2 million by the due date of October 2, 2008 in connection with the Early Termination Notice, and (4) Sections 8.14, 8.18 and 9.01 of the Senior Secured Credit Facility and Term Loan (cross default) due to the Company’s failure to comply with certain financial and non-financial covenants.

The Notice of Default informed the Company, as of October 1, 2008 that the interest rate under the Senior Secured Credit Facility shall bear interest at the default rate thereby increasing the Company’s current interest rate under the Senior Secured Credit Facility by 2% to approximately 8.0%.

On October 6, 2008 the Company received a notice of default from Laminar with respect to the Term Loan (the “Term Loan Notice of Default”). The Term Loan Notice of Default states that an event of default occurred under (1) Section 10.01(g) of the Term Loan due to the swap termination amount in connection with the Early Termination Notice exceeding $500,000, (2) Section 10.01(f) of the Term Loan due to the Company’s failure to pay the settlement amount of approximately $2.2 million by the due date of October 2, 2008 in connection with the Early Termination Notice, (3) Sections 8.14, 8.18 and 9.01 of the Term Loan and the Senior Secured Credit Facility (cross default) due to the Company’s failure to comply with certain financial and non-financial covenants, and (4) Section 10.01(f) and (g) of the Term Loan due to the Company’s failure to pay the first of three principal borrowing base deficiency payments in the approximate amount of $6.6 million under Section 10.01(a) of the Senior Secured Credit Facility (cross default). Laminar and the syndicate under the Term Loan cannot take any enforcement or similar actions against the Company or its property for at least 180 days pursuant to the terms of the Intercreditor Agreement, dated August 20, 2007 between the Term Loan syndicate and the Senior Secured Credit Facility syndicate.

The Term Loan Notice of Default also informed the Company, as of October 1, 2008, that the interest rate under the Term Loan shall bear interest at the default rate thereby increasing the Company’s current interest rate under the Term Loan by 2% to approximately 15.5%.

As of the filing of this Form 8-K, neither BNP nor Laminar have made any attempt to accelerate or demand payment on the Senior Secured Credit Facility or the Term Loan or taken any other remedial or enforcement actions. Management recognizes that these loans are due and payable upon notification from BNP and/or Laminar. Management continues to keep BNP and Laminar informed of possible solutions.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: October 9, 2008	By:	/s/ Barbara E. Lawson
By: Barbara E. Lawson
Its: Chief Financial Officer